UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 18, 2020

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-35784	98-0691007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value $.001 per share	NCLH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2020, Mr. Steve Martinez notified Norwegian Cruise Line Holdings Ltd. (the “Company”) that he was resigning from the Board of Directors of the Company (the “Board”), effective immediately. The resignation did not involve a disagreement with the Company on any matter relating to its operations, policies or practices.

The Board intends to appoint a new director to replace Mr. Martinez no later than July 15, 2020 in connection with its obligations under the terms of an Investor Rights Agreement, dated May 28, 2020, between the Company, NCL Corporation Ltd. and LC9 Skipper, L.P.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2020, the Company held its annual general meeting of shareholders at the Pullman Miami, 5800 Blue Lagoon Drive, Miami, Florida 33126 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2020 (the “Proxy Statement”). There were 179,795,177 ordinary shares present at the Annual Meeting in person or by proxy, which represented 83.81% of the combined voting power of ordinary shares entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of the Company’s ordinary shares were entitled to one vote for each ordinary share held as of the close of business on April 1, 2020.

The shareholders of the Company voted on the following proposals at the Annual Meeting:

1. To elect three directors, each to serve until the 2023 annual general meeting of shareholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

2. To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement (the “Say-on-Pay Vote”).

3. To approve, on a non-binding, advisory basis, the frequency of the Company’s future Say-on-Pay Votes.

4. To ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and the determination of PwC’s remuneration by the Audit Committee of the Board.

The voting results for each of these proposals are detailed below.

1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
David M. Abrams	129,813,393	2,086,541	302,861	47,592,382
John W. Chidsey	129,841,956	2,043,266	317,573	47,592,382
Russell W. Galbut	130,870,493	1,033,964	298,338	47,592,382

Each of the three nominees for director was elected to serve until the 2023 annual general meeting of shareholders and until his successor has been elected and qualified, or until his earlier death, resignation or removal.

2. Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Votes
114,573,719	17,281,528	347,548	47,592,382

The shareholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

3. Frequency of Advisory Vote on Executive Compensation

One Year	Two Years	Three Years	Abstain
128,206,439	272,924	3,501,371	222,061

The shareholders approved, on a non-binding, advisory basis, to hold a non-binding advisory vote on the compensation of the Company’s named executive officers every year. After considering the vote results on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Board has decided that it will include an advisory vote on the compensation paid to the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on executive compensation, which will occur no later than the Company’s annual general meeting of shareholders in 2026.

4. Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
172,727,019	6,179,009	889,149

There were no broker non-votes on this proposal.

The shareholders ratified the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2020 and the determination of PwC’s remuneration by the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Une
Date: June 19, 2020	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/Daniel S. Farkas
Daniel S. Farkas
Executive Vice President, General Counsel and
Assistant Secretary